Exhibit 4.125

EXECUTION COPY

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 19, 2019, to the Loan and Security Agreement, dated as of December 1, 2017 (the “Original Loan Agreement”), as amended by the First Amendment to Loan and Security Agreement, dated as of December 17, 2018 (the “First Amendment”), and as further amended by the Second Amendment to Loan and Security Agreement, dated as of July 18, 2019 (the “Second Amendment” and, together with the Original Loan Agreement, as amended by the First Amendment, the “Loan Agreement”), among CAC WAREHOUSE FUNDING LLC VII, a Delaware limited liability company (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer”, or the “Custodian”), the persons from time to time party thereto as LENDERS, the persons from time to time party thereto as MANAGING AGENTS, CREDIT SUISSE AG, NEW YORK BRANCH, as deal agent (in such capacity, together with its successors and assigns, the “Deal Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent (in such capacity, the “Collateral Agent”) and acknowledged by WELLS FARGO BANK, NATIONAL ASSOCIATION, as the backup servicer (in such capacity, the “Backup Servicer”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Servicer, the Custodian, the Lenders, the Managing Agents, the Deal Agent, the Collateral Agent and the Backup Servicer are parties to the Loan Agreement; and
WHEREAS, the Borrower and the Servicer have requested that the Deal Agent, the Managing Agents and the Lenders amend the Loan Agreement as specified herein and, subject to the terms and conditions hereof, the Deal Agent, the Managing Agents and the Lenders are willing to amend the Loan Agreement as specified herein.
NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.	Amendments to the Loan Agreement.

(a)The definition of “Commitment Termination Date” appearing in Section 1.1 is amended by deleting the date “December 17, 2020” appearing therein and replacing it with “December 16, 2021”.
(b)The definitions of “EEA Financial Institution” and “EEA Resolution Authority” appearing in Section 1.1 of the Loan Agreement are hereby deleted in their entirety.
(c)The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:
“Bail-In Action”: The exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of a Financial Institution.
“Bail-In Legislation”:
(a)     with respect to any EEA Member Country implementing Article 55 BRRD, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and
(b)    with respect to the United Kingdom (to the extent that the United Kingdom is not such an EEA Member Country), the U.K. Bail-In Legislation.
“Write-Down and Conversion Powers”:
(a)    with respect to any Resolution Authority for an EEA Member Country, the write-down and conversion powers of such Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and
(b)    with respect to the Resolution Authority for the United Kingdom (to the extent that the United Kingdom is not such an EEA Member Country), the write-down and conversion powers of such Resolution Authority from time to time under the U.K. Bail-In Legislation.
(d)The following new defined terms are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Article 55 BRRD”: Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.
“Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country or the United Kingdom (to the extent that the United Kingdom is not an EEA Member Country) which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country or the United Kingdom (to the extent that the United Kingdom is not an EEA Member Country) which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country or the United Kingdom (to the extent that the United Kingdom is not an EEA Member Country) which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“Resolution Authority”: Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country or the United Kingdom (to the extent that the United Kingdom is not an EEA Member Country) (including any delegee) having responsibility for the resolution of any Financial Institution.
“U.K. Bail-In Legislation”: To the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD, Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
(e)Section 13.16 of the Loan Agreement is amended by deleting the phrases “EEA Financial Institution”, “an EEA Financial Institution”, “EEA Resolution Authority” and “an EEA Resolution Authority” where they appear and replacing such phrases with “Financial Institution”, “a Financial Institution”, “Resolution Authority” and “a Resolution Authority”, respectively.
(f)The following new Section 13.18 is added to the Loan Agreement immediately after the existing Section 13.17:
Section 13.18     Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support,

“QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States.
(b)     As used in this Section 13.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
2.Conditions Precedent to Effectiveness. The effectiveness of this Amendment (the “Effective Date”) is subject to the conditions precedent that:
(a)the Deal Agent and each Managing Agent shall have received counterparts of this Amendment duly executed by each of the respective parties thereto; and
(b)the Borrower shall have paid to Credit Suisse AG, New York Branch, as the sole Managing Agent on the date hereof, or shall have caused to be paid, on the date hereof, a renewal fee equal to the product of (x) the Aggregate Commitment as in effect on the date hereof and (y) 0.10%.
3.Representations and Warranties. In order to induce the Deal Agent and each of the Managing Agents to execute, deliver and perform this Amendment, each of Borrower and Servicer hereby represents and warrants that before and after giving effect to this Amendment:
(a)     each of its representations and warranties set forth in Article IV of the Loan Agreement is true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided, that the preceding materiality standard shall not apply to those representations and warranties which themselves contain materiality standards; and
(b)     on the date hereof, no Amortization Event, Unmatured Termination Event, Termination Event, Servicer Termination Event, or Potential Servicer Termination Event has occurred and is continuing (either before or after giving effect to this Amendment).
4.Loan Agreement in Full Force and Effect, as Amended. All the terms and conditions of the Loan Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Loan Agreement in any other document or instrument shall be deemed to mean the Loan Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Loan Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Loan Agreement, as amended by this Amendment.
5.Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
6.Execution in Counterparts; Severability; Integration. This Amendment may be executed in any number of counterparts (including by way of facsimile or electronic transmission) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The Loan Agreement, as amended by this Amendment, and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
7.Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Deal Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Deal Agent with respect thereto.

8.No Petition; Limited Recourse. Sections 13.06 (as it relates to Sections 13.10 and 13.11), 13.10(b) and 13.11 of the Loan Agreement are hereby incorporated by reference as if set forth at length herein.
9.Direction to Collateral Agent. Pursuant to Section 13.1 of the Loan Agreement, the Deal Agent hereby directs the Collateral Agent to execute this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

CAC WAREHOUSE FUNDING LLC VII, as Borrower
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President & Treasurer
CREDIT ACCEPTANCE CORPORATION, as Servicer
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President & Treasurer

[Signature Page to Third Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Managing Agent

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

By: /s/ Kenneth Aiani
Name: Kenneth Aiani
Title: Vice President

GIFS CAPITAL COMPANY, LLC,
as a Conduit Lender

By: /s/ Carey D. Fear
Name: Carey D. Fear
Title: Manager

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Lender

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

By: /s/ Kenneth Aiani
Name: Kenneth Aiani
Title: Vice President

[Signature Page to Third Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Deal Agent

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

By: /s/ Kenneth Aiani
Name: Kenneth Aiani
Title: Vice President

[Signature Page to Third Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE INTERNATIONAL,
as Hedge Counterparty

By: /s/ Eileen Caluri
Name: Eileen Caluri
Title: Authorized Signatory

By: /s/ Steven J. Reis
Name: Steven J. Reis
Title: Authorized Signatory

[Signature Page to Third Amendment to CAC Loan and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By: /s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Vice President

[Signature Page to Third Amendment to CAC Loan and Security Agreement]

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer

By: /s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Vice President

[Signature Page to Third Amendment to CAC Loan and Security Agreement]